UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

CENTRAL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue Suite 108 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 526-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Summary of Partnership Plans

On March 9, 2005, the Board of Directors of Rio Vista GP LLC, now know as Central Energy GP LLC, the General Partner of Central Energy Partners LP which was formerly known as Rio Vista Energy Partners L.P. (the “Partnership”), approved the 2005 Equity Incentive Plan of Rio Vista Energy Partners L.P. (“2005 Plan”). The 2005 Plan permits the grant of options, appreciation rights, restricted units and phantom units of common units of the Partnership (the “Common Units”) to any person who is an employee or director of, or consultant to, the Partnership or the General Partner or any affiliate of the Partnership (the “Partnership Entities”). The plan provides anti-dilution protection as determined by the Compensation Committee of the Board of Directors of the General Partner (the “Compensation Committee”) for a combination, exchange or extra-ordinary distribution of Common Units, or reorganization, recapitalization or any similar event affecting the Common Units or other securities of the Partnership. There were 750,000 Common Units authorized for issuance as awards under the 2005 Plan. The 2005 Plan remains available for the grant of awards until March 9, 2015, or such earlier date as the Board of the General Partner may determine. As the result of the grant of Common Units to non-executive directors of the General Partner as described below, there are 47,310 Common Units remaining for issuance under the 2005 Plan.

On March 26, 2014, the Board of Directors of the General Partner authorized and approved the 2014 Long-Term Incentive Plan of Central Energy Partners LP (“2014 Plan”). The 2014 Plan permits the grant of incentive and non-incentive Common Unit Options, Common Unit Appreciation Rights, Restricted Common Unit Grants, Common Units, Common Unit Value Equivalents and Substitute Awards to employees and directors of the Partnership Entities. The Compensation Committee may grant the recipient of an award, other than a Common Unit grant, the right to receive an amount equal to the minimum quarterly distributions associated with the Common Units which are the subject of an award. All awards, except an outright grant of Common Units, is subject to forfeiture upon termination of an executive officer, employee or director for any reason unless the Compensation Committee establishes other criteria in the award grant. The 2014 Plan provides anti-dilution protection for the recipient of an award in the case of a reorganization, combination, exchange or extra-ordinary distribution of Common Units, a merger, consolidation or combination of the Partnership with another entity, or a “change of control” (as defined in the 2014 Plan) of the Partnership or the General Partner. The 2014 Plan remains in effect until December 31, 2023, unless sooner terminated by the Board of Directors of the General Partner in accordance with its terms. The 2014 Plan authorizes the issuance of up to 3,300,000 Common Units, subject to amendment to increase the amount of authorized Common Units. As a result of the grant of Common Units to executive officers of the General Partner and Regional Enterprises, Inc. (“Regional”), a wholly-owned subsidiary of the Partnership, and directors of the General Partner as summarized below, there are 1,950,000 Common Units remaining for issuance under the 2014 Plan.

Grant of Restricted Common Unit Options to Executive Officers

On March 26, 2014, the Board of Directors of the General Partner approved the recommendation of the Board’s Compensation Committee to grant restricted Common Units (the “Restricted Units”) to the executive officers of the General Partner and Regional. The Compensation Committee finalized the terms of the Restricted Common Unit Option Agreement, the form of which is attached to this Report (the “Restricted Unit Agreement”), and delivered a Restricted Unit Agreement to each of the executive officers on May 16, 2014, granting the number of Restricted Units set forth in the following table:

Award Recipient	Number of Restricted Units

John L. Denman, Jr.	500,000
G. Thomas Graves	300,000
Douglas W. Weir	250,000
Ian T. Bothwell	75,000
Douglas P. Matthews	75,000

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The grant of the Restricted Units is made in consideration of the services to be rendered by an executive officer to the Partnership Entities. The Restricted Unit Agreement provides the award recipient the right to purchase the designated number of Common Units at an exercise price established by the final trade price of a Common Unit on the date of grant (May 16, 2014) or, if no trade occurred on the date of grant, the average bid and asked price on that date as quoted by OTC Pink. There was no trade in the Common Units on May 16, 2014, and the average bid and asked price on that date was $0.09. Each grant of Restricted Units expires on May 16, 2019.

The Restricted Units are awards of Common Units that are subject to restrictions on transferability and a substantial risk of forfeiture and are intended to retain and motivate members of management of the Partnership Entities. Award recipients have all the rights of a unitholder in the Partnership with respect to the Restricted Units, including the right to receive distributions thereon if and when distributions are made by the Partnership to other unitholders. The Restricted Units vest and the forfeiture restrictions lapse in substantially equal one-third (1/3) increments on each of May 16, 2015, May 16, 2016, and May 16, 2017.

If an award recipient’s service with the Partnership Entities is terminated prior to full vesting of the Restricted Units due to death or “disability” (as defined in the Restricted Unit Agreement) or if the award recipient’s employment with the Partnership Entities is terminated for “good reason” (as defined in the Restricted Unit Agreement) or by a Partnership Entity without “cause” (as defined in the Restricted Unit Agreement), then all Restricted Units will immediately vest in full as of the date of such termination. If an award recipient’s service with a Partnership Entity is terminated prior to full vesting of the Restricted Units for any other reason, then the award recipient will forfeit all unvested Restricted Units to the Partnership. In the event of an award recipient’s termination from service without “cause” or for “good reason” within 2 years following the occurrence of a change of control and prior to the final vesting date, which is May 16, 2017, all unvested Restricted Units will become immediately vested in full. The Restricted Units are subject to anti-dilution protections as provided in the Restricted Unit Agreement. The Partnership is obligated to register the Restricted Units with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to a Form S-8 registration statement.

Grant of Common Units to Directors under the 2005 Plan

On December 19, 2013 and March 26, 2014, the Board of Directors of the General Partner approved the recommendations of the Compensation Committee to grant 375,000 Common Units to its non-executive directors under the 2005 Plan. The Compensation Committee finalized the terms of the Common Unit Grant Agreement, the form of which is attached to this Report (the “Grant Agreement”), and delivered a Grant Agreement to each of the non-executive directors on May 16, 2014, granting the number of Common Units set forth in the following table:

Award Recipient	Number of Common Units

Alan D. Bell	75,000
Alexander C. Chae	75,000
William M. Comegys III	75,000
Robert L. Lutz	75,000
Michael T. Wilhite	75,000

The Common Units have been awarded to each of the directors for their service to the Partnership Entities in lieu of cash compensation. The Common Units awarded to each director have the value per Common Unit as established by the final trade price of a Common Unit on May 16, 2014 or, if no trade occurred on that date, the average bid and asked price on such date, which was $0.09. The award recipient is the owner of the Common Units effective May 16, 2014 until such date as the Common Units are sold by such recipient and shall have all of the rights of a unitholder of the Partnership. The Common Units are subject to anti-dilution protections as provided in the Restricted Unit Agreements. The Partnership is obligated to register the Common Units with the Commission pursuant to a Form S-8 registration statement.

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Grant of Common Units to Directors under the 2014 Plan

On March 26, 2014, the Board of Directors of the General Partner approved the recommendation of the Compensation Committee to grant 75,000 Common Units to each of Imad K. Anbouba, a director of the General Partner and its former Chief Executive Officer, and Swank Investment Partners LP, an affiliate of The Cushing MLP Opportunity Fund I, L.P., which is the largest holder of Common Units and for which Daniel L. Spears, one of the directors of the General Partner, serves as portfolio manager. The Compensation Committee finalized the terms of the Common Unit Grant Agreements for such awards, the form of which is attached to this Report, and delivered such grant agreements to each of Mr. Anbouba and Swank Investment Partners on May 16, 2014. These grant agreements have the same terms and conditions as the Grant Agreements issued under the 2005 Plan.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description of Exhibit

10.1*	Rio Vista Energy Partners L.P 2005 Equity Incentive Plan (incorporated by reference to Rio Vista Energy Partners L.P. Annual Report on Form 10-K for the year ended December 31, 2004, filed on April 12, 2005, SEC File No. 000-50394).

10.2*	Central Energy Partners LP 2014 Long-Term Incentive Plan (incorporated by reference to Central Energy Partners LP Annual Report on Form 10-K for the year ended December 31, 2013, filed on April 15, 2014, SEC File No. 000-50394).

10.3*	Form of Restricted Common Unit Option Agreement for Officers issued under the Central Energy Partners LP 2014 Long-Term Incentive Plan filed herewith.

10.4*	Form of Common Unit Grant Agreement for Directors issued under the Rio Vista Energy Partners L.P. 2005 Equity Incentive Plan filed herewith.

10.5*	Form of Common Unit Grant Agreement for Directors issued under the Central Energy Partners LP 2014 Long-Term Incentive Plan filed herewith.

* indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By:	Central Energy GP LLC,
its General Partner

By:	/s/ Douglas W. Weir
Douglas W. Weir,
Senior Vice President and
Chief Financial Officer

Dated: May 21, 2014

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